EXHIBIT 24

Limited Power of Attorney

Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of Camco Financial Corporation, a Delaware corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares for offering and sale pursuant to the Camco Financial Corporation 2013 Equity Plan, hereby constitutes and appoints James E. Huston, John E. Kirksey and Kristina K. Tipton, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 31st day of October, 2013.

/s/ James E. Huston James E. Huston	/s/ John E. Kirksey John E. Kirksey
Chairman, President and Chief Executive Officer (Principal Executive Officer)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kristina K. Tipton Kristina K. Tipton	/s/ Jeffrey T. Tucker Jeffrey T. Tucker
Senior Vice President and Principal Accounting Officer	Lead Director

/s/ Andrew S. Dix Andrew S. Dix	/s/ James D. Douglas James D. Douglas
Director	Director

/s/ Terry A. Feick Terry A. Feick	/s/ Edward D. Goodyear Edward D. Goodyear
Director	Director

/s/ Carson K. Miller Carson K. Miller	/s/ J. Timothy Young J. Timothy Young
Director	Director

/s/ Norman G. Cook Norman G. Cook	/s/ James P. Spragg James P. Spragg
Director	Director